Ex. 16

Exhibit 16.1

February 9, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549

Re:  General Devices, Inc.

We have read the statements made by General Devices, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange
Commission, pursuant to Item 4.01 of the Form 8-K Report dated February 9, 2006.
We agree with such statements made regarding our Firm. We have no basis to agree or disagree with other statements made under item 4.

Yours truly,

/s/AMPER, POLITZINER & MATTIA, P.C.
Edison, New Jersey